FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 08, 2009

Environment Ecology Holding Company of China

(Exact name of registrant as specified in its charter)

Florida (State of incorporation)	000-51818 (Commission File Number)	20-4200300 (IRS Employer Identification No.)

391 Hua Yu Lane, Dong Xin Street Xi’an, Shaanxi Province, P.R. China (Address of principal executive offices)

(8629) 8826-5109 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________

On this Form 8-K Current Report, the registrant, Environment Ecology Holding Company of China, is hereinafter referred to as the “Company.”

Item 8.01 Other Events

On April 08, 2009, Trafalgar Capital Specialized Investment Fund (“Trafalgar Capital”) filed a Schedule 13D with the Securities and Exchange Commission, in which Trafalgar Capital claimed it is the owner of 57,500,000 shares of common stock of the Company and it also has the right to convert an additional 110,495,018 shares of common stock of the Company. The said Schedule 13D filed by Trafalgar Capital is incorrect.

The claims made by Trafalgar Capital in the said Schedule 13D are incorrect for the following reasons:

Two months earlier, on February 09, 2009, Trafalgar Capital had filed a civil lawsuit against the Company in the Circuit Court of the 17th Judicial Circuit in Broward County, Florida, contending that the Company defaulted on a debenture and security agreement and sought to foreclose on the Company’s assets and properties.  The Company is defending the lawsuit filed by Trafalgar Capital.

As of April 09, 2009, the date of this Form 8-K Current Report, the said lawsuit remains pending; there has been no adjudication by the Court; there has been no order or judgment entitling Trafalgar Capital to ownership of the Company’s 50,000,000 shares of common stock held in an escrow account.

In addition, at no time from February 09, 2009 to the date of this Form 8-K Current Report, has the Company approved a conversion of any of its common stock to Trafalgar Capital.

As of April 09, 2009, the date of this Form 8-K Current Report, Trafalgar Capital is not the owner of 57,500,000 shares of common stock of Company and is not entitled to the right to convert additional 110,495,018 shares of the Company’s common stock.

Therefore, the Schedule 13D filed by Trafalgar Capital is incorrect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 09, 2009	Environment Ecology Holding Company of China

/s/ Liu,Sheng Li
Liu, Sheng Li
President